Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 (No. 333-130688) and Form S-8 (No. 333-137655) of Storm Cat Energy Corporation of our reports dated March 15, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Storm Cat Energy Corporation for the year ended December 31, 2006.

HEIN & ASSOCIATES LLP

Denver, Colorado
March 15, 2007